UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

NRX PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NRX Pharmaceuticals, Inc.
1201 Orange Street, Suite 600
Wilmington, DE 19801
Dear Stockholder,
You are cordially invited to attend a Special Meeting of Stockholders of NRX Pharmaceuticals, Inc. to be held on February 2, 2023, at 11:00 a.m., local time, in virtual format at: https://www.cstproxy.com/nrxpharma/2023.
The attached Notice of a Special Meeting of Stockholders describes the business we will conduct at this special meeting and provides information that you should consider when you vote your shares.
At the special meeting, we will ask stockholders (1) to approve the issuance of shares of our common stock to Streeterville Capital, LLC in accordance with Nasdaq Listing Rule 5635(d) upon redemption of an unsecured promissory note and (2) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof. Our Board of Directors recommends the approval of Proposal (1).
We hope you will be able to attend the special meeting. Whether you plan to attend the special meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. Therefore, when you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your ongoing support. We look forward to seeing you at our special meeting.
Sincerely,
Michael Kunz
General Counsel and Corporate Secretary

NRX Pharmaceuticals, Inc.
1201 Orange Street, Suite 600
Wilmington, DE 19801
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To the Stockholders:
The special meeting of stockholders of NRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on February 2, 2023, at 11:00 a.m., local time, in virtual format at https://www.cstproxy.com/nrxpharma/2023 for the following purposes:
1.
to approve the issuance of shares of our common stock to Streeterville Capital, LLC (“Streeterville”) in accordance with Nasdaq Listing Rule 5635(d) upon redemption of an unsecured promissory note (the “Note”) pursuant to a Securities Purchase Agreement, dated November 4, 2022 (the “Purchase Agreement”) by and between the Company and Streeterville (the “Share Issuance Proposal”); and

2.
to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items are more fully described in this proxy statement, which forms a part of the notice of the special meeting. As of the date of this proxy statement, the Company does not know of any other matters to be raised at the special meeting other than those described in the proxy statement.
Our special meeting will be conducted in a virtual-only format. The Company’s Board of Directors (the “Board”) believes that a virtual meeting will enable increased stockholder accessibility, while allowing for meeting efficiency and reduced costs. You will be able to attend our special meeting online, vote your shares, and submit your questions during the meeting by visiting https://www.cstproxy.com/nrxpharma/2023. Details regarding how to attend the meeting online are more fully described in this proxy statement.
Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on [          ], 2023, the record date fixed by our Board for such purpose. A list of stockholders of record will be available at the meeting and, during the ten days prior to the meeting, at the office of the Secretary at the above address.
All stockholders are cordially invited to attend the special meeting. Whether you plan to attend the special meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

Thank you for your continued support of NRX Pharmaceuticals, Inc. We look forward to seeing you at the special meeting.
By Order of the Board of Directors,
/s/ Stephen Willard

Stephen Willard
Director
Wilmington, Delaware
[         ], 2023

NRX Pharmaceuticals, Inc.
Special Meeting of Shareholders
Access Information
Weblink:   https://www.cstproxy.com/nrxpharma/2023.
Telephone access (listen-only):
Within the U.S. and Canada:   1 800-450-7155 (toll-free)
Outside of the U.S. and Canada:   + 1 857-999-9155 (standard rates apply)
Conference ID:
3575067#

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.
-OR-
Stockholders may also complete a proxy via the Internet or by telephone in accordance with the instructions listed on the proxy card.

[        ], 2023
NRX Pharmaceuticals, Inc.
1201 Orange Street, Suite 600
Wilmington, DE 19801
(484) 254-6134
PROXY STATEMENT
This proxy statement, the attached notice of special meeting of stockholders and the enclosed proxy card are being mailed to stockholders on or about [          ], 2023 and are furnished in connection with the solicitation of proxies by the Board of NRX Pharmaceuticals, Inc. (“NRx”, “we”, “us”, or the “Company”) for use at our Special Meeting of Stockholders to be held on February 2, 2023, at 11:00 a.m., local time, in virtual format at [meeting link], and at any adjournments or postponements thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON FEBRUARY 2, 2023.
This proxy statement is available for viewing, printing and downloading at https://www.cstproxy.com/nrxpharma/2023 and on the “Investors” section of our website at www.nrxpharma.com. Certain documents referenced in the proxy statement are available on our website. However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
The purposes of the special meeting are:
1.
to approve the issuance of shares of our common stock to Streeterville upon redemption of the Note, in accordance with Nasdaq Listing Rule 5635(d); and

2.
to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders Entitled to Vote at the Meeting
Only common stockholders of record as of the close of business on [         ], 2023 (the “record date”) will be entitled to vote at the meeting and any adjournments or postponements thereof. As of the record date, [       ] shares of our common stock, $0.001 par value per share (the “common stock”), were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy.
Virtual Meeting
After careful consideration, our Board has determined to hold a virtual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.
We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting https://www.cstproxy.com/nrxpharma/2023. We will try to answer as many stockholder-submitted questions, as time permits, that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of ownership, will be posted at https://www.cstproxy.com/nrxpharma/2023.
Voting Shares
The proxy is solicited by the Board and is revocable by you any time before it is voted. Execution of a proxy will not in any way affect a stockholder’s right to attend the virtual meeting and vote at the special meeting, although the presence (without further action) of a stockholder at the special meeting will not constitute revocation of a previously given proxy. Any stockholder delivering a proxy has the right to revoke it by either: (1) filing a written revocation with our Secretary at NRX Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, DE 19801; (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy; or (3) appearing at the special meeting and voting by ballot at the special meeting. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
Whether you plan to attend the special meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for, against, or abstain with respect to Proposal 1. Voting by proxy will not affect your right to attend the virtual special meeting. If your shares are registered directly in your name through our transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:
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By mail.   Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

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By Internet or by telephone.   Follow the instructions attached to the proxy card to vote by Internet or telephone.

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At the meeting.   If you attend the virtual meeting, you may vote by completing a ballot, which will be available at the meeting link.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on February 1, 2023.
If your shares are held in “street name” (held in the name of a bank, broker, or other nominee), you must provide the bank, broker, or other holder of record with instructions on how to vote your shares and can do so as follows:
•
By mail.   Follow the instructions you receive from your broker or other nominee explaining how to vote your shares.

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By Internet or by telephone.   Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

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At the meeting.   Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the special meeting. You will not be able to vote at the special meeting unless you have a proxy card from your broker.

The representation in person or by proxy of at least a majority of all shares of common stock issued, outstanding, and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.
Each of the persons named as proxies in the proxy is one of our officers. All properly executed proxies returned in time to be cast at the meeting will be voted. The stockholders will act upon Proposal 1, to approve the issuance of shares of our common stock to Streeterville upon redemption of the Note, in accordance with Nasdaq Listing Rule 5635(d).
If your shares are registered in your name, they will not be counted if you do not vote as described above. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”. Broker discretionary voting is not permitted for Proposal 1, and broker non-votes will have no effect on the outcome of Proposal 1. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire.
The following sets forth the vote required to approve Proposal 1 and how votes are counted:
Proposal 1: Approval of the Issuance of Shares of Common Stock to Streeterville	The affirmative vote of a majority of the votes cast for or against this proposal is required for the approval of the Share Issuance Proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal, and broker non-votes will have no effect on the results of this vote.
If you hold your shares in street name, it is critical that you cast your vote. Your bank, broker, or other holder of record does not have discretion to vote any uninstructed shares for Proposal 1 of this proxy statement.
The preliminary voting results will be announced at the special meeting, and we will publish preliminary results, or final results if available, in a current report on Form 8-K within four business days of the special meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Quorum
The presence, virtually online or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote with respect to the proposals is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions, withheld votes and “broker non-votes”, if any, will be included in the calculation of the number of shares considered to be present at the meeting to determine whether a quorum has been established.
Solicitation of Proxies
Our Board is making this solicitation of proxies for our special meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy and including the cost of hosting the virtual meeting. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone, or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.
Voting on Possible Other Matters
The Board knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.
Electronic Delivery of Future Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
If you are a stockholder of record, you can choose this option and save the Company the cost of producing and mailing these documents by going to https://www.cstproxy.com/nrxpharma/2023, accessing your account information and following the instructions provided.
Smaller Reporting Company
We are a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”). We rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
The following table sets forth information with respect to the beneficial ownership of our common stock, as of December 20, 2022 by:
•
each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•
each of our named executive officers and directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Accordingly, we have included all shares of common stock issuable to such person upon the exercise of warrants or options currently exercisable or exercisable within 60 days of the date hereof. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock and preferred stock.
Except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and investment power with respect to the shares of common stock owned by such stockholders. Unless otherwise noted, the address of each beneficial owner is c/o NRX Pharmaceuticals, Inc., 1201 N. Market Street, Suite 111, Wilmington, DE 19801, Attention: Secretary.
The percentage of our common stock beneficially owned is based on 67,641,314 shares of common stock issued and outstanding as of December 20, 2022.
Name and Address of Beneficial Owners	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Officers and Directors
Jonathan Javitt(1)	14,468,329	21.4%
Patrick J. Flynn(2)	1,476,737	2.2%
Sherry A. Glied, Ph.D.(3)	17,013	*
Aaron Gorovitz(4)	45,531	*
Chaim Hurvitz(5)	2,148,638	3.2%
Robert Besthof(6)	269,673	*
Stephen Willard(7)	1,050,000	1.6%
Seth Van Voorhees(8)	46,337	*
All Executive Officers and Directors as a Group (8 persons)	19,522,258	25.8%
All Greater than 5% Holders
Jonathan Javitt(1)	14,468,329	21.4%
Glytech, LLC(9)	9,643,234	14.3%
Armistice Capital Master Fund Ltd.(10)	6,987,054	9.4%

*
Indicates less than 1%

(1)
Consists of (i) 12,899,997 shares of common stock held by the Jonathan Javitt Living Trust, (ii) 1,422,000 shares of common stock held by The Javitt 2012 Irrevocable Dynasty Trust, and (iii) 146,332 shares of common stock held by Jonathan Javitt individually. Jonathan Javitt is the trustee of the Jonathan Javitt Living Trust and the Grantor of The Javitt 2012 Irrevocable Dynasty Trust; does not include 7,408,665 shares issuable upon achievement of earnouts.

(2)
Consists of (i) 362,332 shares of common stock held by Nash-Flynn Investments, LLC, (ii) 226,254 shares of common stock held by the Whitney Pritchard Nash Flynn 2010 Trust and the Lindsay Pritchard Nash Flynn 2010 Trust, (iii) 882,556 shares of common stock issuable upon exercise of fully vested warrants held by the Whitney Pritchard Nash Flynn 2010 Trust and the Lindsay Pritchard Nash Flynn 2010 Trust, (iv) 1,750 shares of common stock held by Patrick Flynn and (v) 3,845 shares of common stock subject to options held by Patrick Flynn which are vested and exercisable. Patrick Flynn is the owner of Nash-Flynn Investments, LLC and trustee of the Whitney Pritchard Nash Flynn 2010 Trust and the Lindsay Pritchard Nash Flynn 2010 Trust; does not include (a) 216,375 shares issuable upon achievement of earnouts, (b) 502,722 shares subject to both (i) fully vested warrants and (ii) achievement of earnouts and (c) 162,660 shares subject to unvested options held by Patrick Flynn that are not exercisable within 60 days of December 20, 2022.

(3)
Consists of (i) 13,168 shares of common stock held by Cottingham-Hillcrest, Inc., and (ii) 3,845 shares of common stock subject to options held by Sherry A. Glied, Ph.D. which are vested and exercisable; does not include (a) 6,584 shares issuable upon achievement of earnouts and (b)162,660 shares subject to unvested options held by Sherry A. Glied Ph.D. that are not exercisable within 60 days of December 20, 2022.

(4)
Consists of (i) 8,336 shares of common stock held by Samuel David Gorovitz 2017 Irrevocable Trust, (ii) 8,336 shares of common stock held by Jeremy Paul Gorovitz 2017 Irrevocable Trust, (iii) 8,336 shares of common stock held by Marisa Shey Gorovitz 2017 Irrevocable Trust, (iv) 16,678 shares of common stock held by Elizabeth Gorovitz, and (v) 3,845 shares of common stock subject to options held by Aaron Gorovitz which are vested and exercisable. Aaron Gorovitz is the trustee of the Samuel David Gorovitz 2017 Irrevocable Trust, the Jeremy Paul Gorovitz 2017 Irrevocable Trust, and the Marisa Shey Gorovitz 2017 Irrevocable Trust. Elizabeth Gorovitz is the wife of Aaron Gorovitz; does not include (a) 20,843 shares issuable upon achievement of earnouts and (b) 162,660 shares subject to unvested options held by Aaron Gorovitz that are not exercisable within 60 days of December 20, 2022.

(5)
Consists of (i) 1,436,350 shares of common stock held by Shirat HaChaim Ltd., (ii) 208,443 shares of common stock held by CH Health-Private Venture Capital Ltd, (iii) 500,000 shares of common stock held by Chaim Hurvitz and (iv) 3,845 shares of common stock subject to options held by Chaim Hurvitz which are vested and exercisable. Chaim Hurwitz is the owner of Shirat HaChaim Ltd. and CH Health-Private Venture Capital Ltd; does not include (a) 822,397 shares issuable upon achievement of earnouts and (b) 162,660 shares subject to unvested options held by Chaim Hurvitz that are not exercisable within 60 days of December 20, 2022.

(6)
Consists of (i) 23,710 shares of common stock held by Robert Besthof and (ii) 245,963 shares of common stock subject to options held by Robert Besthof which are vested and exercisable within 60 days of December 20, 2022; does not include (a) 36,290 shares issuable upon achievement of earnouts, (b) 240,917 shares subject to both (i) options held by Robert Besthof and (ii) achievement of earnouts, and (c) 307,520 shares subject to unvested options held by Robert Besthof which are not exercisable within 60 days of December 20, 2022.

(7)
Consists of (i) 50,000 shares of common stock held by Stephen Willard and (ii) 1,000,000 shares of restricted common stock that can be voted but cannot be traded within 60 days of December 20,2022.

(8)
Does not include 325,000 shares subject to unvested options held by Seth Van Voorhees that are not exercisable within 60 days of December 20, 2022

(9)
Consists of 9,643,234 shares of common stock held by Glytech, LLC. Glytech, LLC is owned by Daniel Javitt; does not include 6,985,932 shares issuable upon achievement of earnouts.

(10)
Consists of 6,987,054 shares of common stock issuable upon the exercise of Investment Options held by Armistice Capital Master Fund Ltd. which are exercisable within 60 days of December 20, 2022 but are subject to beneficial ownership limitations that preclude Armistice Capital Master Fund Ltd. from exercising any portion of the Investment Options to the extent such exercise would result in Armistice Capita Master Fund Ltd. owning more than 4.99% of the Company’s outstanding shares of common stock.

PROPOSAL 1: SHARE ISSUANCE PROPOSAL
Introduction
On November 4, 2022, we entered into a Securities Purchase Agreement with Streeterville Capital, LLC, a Utah limited liability company and issued to Streeterville an unsecured promissory note with a face amount of approximately $11.0 million. Up to $1.0 million of the Note is redeemable at the option of the holder each month beginning on the six month anniversary of the issuance of the Note. Payments of each redemption may be made, at our sole election, in cash, shares of our common stock or a combination thereof, provided however that we may not issue shares of common stock in excess of 20% of the shares outstanding on the date of issuance of the Note until we receive shareholder approval pursuant to Nasdaq Listing Rule 5635(d). If we are unable to obtain approval of Proposal 1, any remaining outstanding balance of the Note which, if settled in shares, would exceed 20% of the number of shares outstanding on the date of issuance, must be repaid in cash.
Securities Purchase Agreement
The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and other obligations of the Company and Streeterville. Until amounts due under the Note are paid in full, we have agreed, among other things, to: (i) timely make all filings under the Exchange Act, (ii) ensure the common stock continues to be listed on the Nasdaq Stock Market, (iii) not issue debt securities or certain equity securities where the pricing of such equity securities is tied to the public trading price of the common stock, in each case, without Streeterville’s prior consent.
Subject to certain exceptions and limitations, the Purchase Agreement grants Streeterville a participation right to acquire, at Streeterville’s discretion, up to ten percent (10%) of the amount of certain debt obligations or convertible securities issued by us during the term of the Note.
So long as the Note is outstanding, upon any issuance by us of any indebtedness with a term or condition more favorable to the holder of such indebtedness, or with a term in favor of the holder of such indebtedness that was not similarly provided to Streeterville, such additional or more favorable term, at Streeterville’s option, will become a part of the Purchase Agreement or Note, as applicable, for the benefit of Streeterville.
We have also agreed under the Purchase Agreement to reserve with our transfer agent 45 million shares of common stock for shares that may be delivered by us at our option in connection with the redemption of the Note, which reservation may be increased and decreased in certain circumstances. In accordance with the terms of the Purchase Agreement, we filed a prospectus supplement to our Form S-3 shelf registration statement (No. 333-265492) on December 2, 2022 with respect to the issuance of common stock in connection with the redemption of the Note.
Under the Purchase Agreement, Streeterville has agreed that it will not, directly or through an affiliate, engage in any open market short sales of our common stock during the term of the Note.
Note and Guarantee
The Note carries a 9% interest rate and has a term of 18 months from the date of issuance. Beginning on the six-month anniversary of the issuance of the Note, Streeterville may redeem up to $1,000,000 of the outstanding balance of such Note per month. Payments of each redemption amount may be made, at our sole election, (a) in cash, (b) in shares of common stock or (c) a combination of cash and shares of common stock. We are seeking approval, in accordance with Nasdaq Listing Rule 5635(d), to issue shares of common stock to Streeterville if we elect to do so upon any redemption. The Redemption Conversion Price (as defined in the Note) equals 85% multiplied by the average of the two lowest daily volume weighted average prices per share of our common stock during the 15-trading days immediately preceding the date that the noteholder delivers notice electing to redeem a portion of the Note. Our right to satisfy the redemption amount in shares of common stock is subject to certain limitations, including (i) there not being any Equity Conditions Failure (as defined in the Note) and (ii) Streeterville not owning more than 4.99% of the outstanding shares of common stock. If we elect to prepay the Note prior to the maturity date, we must pay a redemption premium of 10%, subject to certain exceptions.
Beginning May 1, 2023, in the event (a) the daily dollar trading volume of our common stock on any given trading day is at least 50% greater than the lower of (i) the median daily dollar trading volume over the previous 10 trading days or (ii) the daily dollar trading volume on the trading day immediately preceding the date of measurement or (b) if the closing trade price on any given trading day is at least 30% greater than the Nasdaq Minimum Price, then Streeterville will be entitled to redeem over the following 10 trading days an amount of indebtedness then outstanding under the Note equal to twice the monthly redemption amount of $1,000,000 solely by payment by common stock, subject to maximum percentage and other ownership limitations under the Purchase Agreement and the Note.
The Note contains certain trigger events that generally, if uncured within 5 trading days, may result in an event of default in accordance with the terms of the Notes (such event, an “Event of Default”). Upon an Event of a Default, Streeterville may consider the Note immediately due and payable. Upon an Event of Default, the interest rate may also be increased to the lesser of 18% per annum or the maximum rate permitted under applicable law.
The proceeds of the Note were transferred to our primary operating subsidiary, NeuroRx, Inc., which provided a guarantee of our obligations under the Purchase Agreement, the Note and any other transaction documents to Streeterville as part of the closing of the transaction.
Stockholder Approval
Pursuant to the Note and the Purchase Agreement, we have agreed to seek stockholder approval of the Note and the issuance of shares of common stock that may be issued to Streeterville thereunder in excess of the requirements of Nasdaq Listing Rule 5635(d) by no later than February 2, 2023.
Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.
Settlement of redemptions of the Note could result in the issuance of 20% or more of the outstanding shares of our common stock. Therefore, the Note currently prohibits the issuance of common stock to Streeterville in excess of the requirements of Nasdaq Listing Rule 5635(d) until we have obtained stockholder approval for the issuance of such shares of common stock.
If we are unable to obtain approval of the Share Issuance Proposal, any remaining outstanding balance of the Note must be repaid in cash. Failure to obtain such approval will not constitute an Event of Default under the Note.
Vote Required
Approval of the Share Issuance Proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions and broker non-votes will have no effect on the vote on such matter.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SHARE ISSUANCE PROPOSAL.

STOCKHOLDER PROPOSALS
Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2023 Annual Meeting of Stockholders must be received by us on or before April 19, 2023 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: NRX Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, DE 19801, Attention: Secretary.
Stockholder proposals to be presented at our 2023 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2023 Annual Meeting of Stockholders, must be presented and received in accordance with the provisions of our bylaws. Our bylaws state that the stockholder must provide timely written notice of any nomination or proposal and supporting documentation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive office not less than 90 days (or April 19, 2023) nor more than 120 days (or March 20, 2023) prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, a stockholder’s notice must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by us.
The stockholder must update and supplement its notice to us of his or her intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement should be mailed at least 5 days after the record date and no later than 8 business days prior to the date of the meeting to: NRX Pharmaceuticals, Inc., 1201 Market Street, Suite 111, Wilmington, DE 19801, Attention: Secretary.
EXPENSES AND SOLICITATION
The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee and, if so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail, or other form of electronic communication following the original solicitation. We have engaged Continental Stock Transfer & Trust Company (“Continental”) to advise us, host the virtual meeting and to manage the production and distribution of this proxy statement. We expect to pay Continental approximately $[      ] for their services.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules concerning the delivery of annual disclosure documents allow us or stockholders’ brokers to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or stockholders’ brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by stockholders in the same household and helps to reduce our expenses. This rule applies to our notices, annual reports, proxy statements and information statements.
As such, owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple security holders sharing an address. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Company will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at NRX Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, DE 19801 or by telephone at (484) 254-6134.

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